Exhibit 99.1

Argo Group Comments on Results for First Quarter 2020,

Schedules Earnings Release and Conference Call

HAMILTON, Bermuda – April 29, 2020 – Argo Group International Holdings, Ltd. (“Argo” or the “company”) (NYSE: ARGO) announced today that its results for the first quarter of 2020 will be adversely affected by certain loss items primarily related to the impact of the COVID-19 pandemic and volatility in global financial markets, summarized in more detail below.

Argo expects to report pre-tax net catastrophe losses of $29 million, including approximately $26 million related to the COVID-19 pandemic, primarily resulting from contingency and property exposures in the company’s International Operations and property exposures in its U.S. Operations. Property losses relate to sub-limited affirmative business interruption coverage primarily in certain International markets, as well as expected costs associated with potential litigation.

“Our company has a long history of assisting policyholders as they navigate unprecedented times,” said Argo Chief Executive Officer Kevin J. Rehnberg. “While this continuing event is significant, Argo remains financially strong and will continue to support our customers and producers through the challenges ahead.

“I’m grateful for the broader Argo team who like so many worldwide have been working long hours in remote locations to serve our customers. My sympathy goes out to all of those affected by this virus directly or indirectly.”

Charges related to the COVID-19 pandemic represents estimated losses incurred through March 31, 2020. Argo expects to incur some additional losses and claim related expenses in subsequent quarters depending on the timing and duration of impacts related to the COVID-19 pandemic. Additionally, net prior year reserve development was not material in the first quarter of 2020.

Investment results in the quarter were adversely impacted by extreme volatility in interest rates, credit spreads and equity markets. As a result, Argo expects to report pre-tax net realized and unrealized investment losses of $162 million, partially offset by net investment income of $35 million for the first quarter of 2020.

Argo Schedules Earnings Release for May 7, 2020

The company will release first quarter 2020 financial results after the close of U.S. financial markets on Thursday, May 7, 2020. Company management will conduct an investor conference call starting at 11 a.m. EST on Friday, May 8, 2020.

Instructions for Connecting to the May 8, 2020 Conference Call

A live webcast of the conference call can be accessed at https://services.choruscall.com/links/argo200508.html. Participants in the U.S. can access the call by dialing (877) 291-5203. Callers dialing from outside the U.S. can access the call by dialing
(412) 902-6610. Please ask the operator to be connected to the Argo Group earnings call.

A webcast replay will be available shortly after the live conference call and can be accessed at https://services.choruscall.com/links/argo200508.html. A telephone replay of the conference call will be available through May 15, 2020, to callers in the U.S. by dialing (877) 344-7529 (conference 10143599). Callers dialing from outside the U.S. can access the telephone replay by dialing
(412) 317-0088 (conference 10143599).

ABOUT LOSS ESTIMATES

Argo Group’s estimates of losses are based on claims received to date, policy-level reviews, discussions with distribution partners, the Company’s internal and external modeling resources, and publicly available industry loss estimates. Argo Group’s estimates are dependent on broad assumptions about coverage, liability, reinsurance and potential changes to both known and unknown claims. Accordingly, the actual ultimate net impact may differ materially from Argo Group’s estimates.

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

Argo Group International Holdings, Ltd. (NYSE: ARGO), is an underwriter of specialty insurance and reinsurance products in the property and casualty market. Argo Group offers a full line of products and services designed to meet the unique coverage and claims-handling needs of businesses in two primary segments: U.S. Operations and International Operations. Argo Group’s insurance subsidiaries are A.M. Best-rated “A-” (Excellent), and Argo Group’s U.S. insurance subsidiaries are Standard and Poor’s–rated “A-” (Strong). More information on Argo Group and its subsidiaries is available at argolimited.com.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "expect," "intend," "plan," "believe," “do not believe,” “aim,” "project," "anticipate," “seek,” "will," “likely,” “assume,” “estimate,” "may," “continue,” “guidance,” “objective,” “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “on track” and similar expressions of a future or forward-looking nature.

These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual events or results to differ materially.  For a more detailed discussion of such risks and uncertainties, see Item 1A, “Risk Factors” in Argo Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in other filings with the Securities and Exchange Commission. The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo Group that Argo Group's objectives will be achieved. Argo Group undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on any such statements.

Investors:	Media:
Brett Shirreffs	David Snowden
Head of Investor Relations	Senior Vice President, Group Communications
212.607.8830	210.321.2104
brett.shirreffs@argogroupus.com	david.snowden@argogroupus.com